EXHIBIT 16.3

[LETTERHEAD OF BRISCOE, BURKE & GRIGSBY LLP]

CERTIFIED PUBLIC ACCOUNTANTS

October 16, 2006

Securities and Exchange Commission

Mail Stop 11-3

100 F Street, NE

Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Items 4.01 of Form 8-Ka of Imperial Petroleum, Inc. dated September 29, 2006.

/s/ BRISCOE, BURKE & GRIGSBY LLP

BRISCOE, BURKE & GRIGSBY LLP

CERTIFIED PUBLIC ACCOUNTANTS

Members American Institute of Certified Public Accountants

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